UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 1, 2022

PEOPLES FINANCIAL CORPORATION (Exact Name of Registrant as Specified in its Charter)

Mississippi (State or Other Jurisdiction of Incorporation)
001-12103 (Commission File Number)	64-0709834 (IRS Employer Identification No.)

152 Lameuse Street Biloxi, MS (Address of Principal Executive Offices)	39530 (Zip Code)
(228) 435-5511 (Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	PFBX	None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4( c) under the Exchange Act (17 CFR 240.13e-4( c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On April 1, 2022, Lauri A. Wood, age 60, Chief Financial Officer of Peoples Financial Corporation, (the “Company”), and Senior Vice President of The Peoples Bank, Biloxi, Mississippi, a wholly-owned subsidiary of Peoples Financial Corporation, retired after thirty-two years of service. The Company has hired Leslie B. Fulton who will be the new Chief Financial Officer. A press release related to these events is attached as exhibit below and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1 Press Release by Peoples Financial Corporation dated April 1, 2022 “Peoples Financial Corporation Announces Retirement of Chief Financial Officer”.

104 Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 1, 2022

PEOPLES FINANCIAL CORPORATION

By:	/s/ Chevis C. Swetman
Chevis C. Swetman
Chairman, President and CEO